EXHIBIT 6.6


                    EMPLOYEE STOCK PURCHASE PLAN ACTION FORM
                     ENROLLMENT/CHANGE/WITHDRAWAL AGREEMENT


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SECTION 1:

             Action                              Complete Sections
             ------                              -----------------

            [ ] New Enrollment                   2, 3, 4, 6, 8

            [ ] Payroll Deduction Change         2, 4, 8

            [ ] Withdrawal                       2, 5, 8

            [ ] Beneficiary Change               2, 6, 8

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SECTION 2: PERSONAL INFORMATION

            NAME: --------------------------------------------------------------
            SS#:  --------------------------------------------------------------
            ADDRESS:  ----------------------------------------------------------
            LOCATION:  ---------------------------------------------------------

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SECTION 3: NEW ENROLLMENT

          I hereby elect to participate in the EDUVERSE Employee Stock Purchase Plan (the "Plan") and I agree to be bound by its terms. Stock purchased under the Plan should be registered in my name -------------------- or in my name together with the following name:

          ---------------------------------------------------------------------
          If spouse, circle one: Joint Tenancy/Community Property.

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SECTION 4: PAYROLL DEDUCTION AUTHORIZATION

          I hereby authorize payroll deductions from each paycheck in that percentage of my compensation as shown below, in accordance with the Plan.

          Amount to be Deducted (Circle One):

          0% 2% 3% 4% 5% 6% 7% 8% 9% 10%

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SECTION 5: WITHDRAWAL

          Effective: _______/_______/_______ (Month/Day/Year) I will cease participating in the Plan, all monies contributed to the Plan thus far will be returned, and I may not re-enroll until the next Offering Period.

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SECTION 6: BENEFICIARY

In the event of my death, I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock due me under the Employee Stock Purchase Plan:

Primary Beneficiary: -----------------  %:----   Relationship:------------------

Primary Beneficiary: -----------------  %:----   Relationship:------------------

Note: If more than one primary beneficiary listed, please indicate % allocated to each.

Secondary Beneficiary: ---------------------     Relationship:------------------

If primary beneficiary is other than spouse, spouse must consent to such beneficiary designation.



Signature of Spouse: --------------------------------   Date:---------------

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SECTION 7: ACCUMULATION AND SUCCESSIVE

ACCUMULATION I understand that my payroll deductions will be accumulated for the automatic purchase of shares of Common Stock at the end of each Purchase Period. The purchase price per share will be the lower of (i) 85% of the fair market value on the first day of an Offering Period or (ii) 85% of the fair market value on the last day of an Exercise Period.

SUCCESSIVE I understand that this enrollment will be effective for each subsequent Offering Period unless I withdraw from the PERIODS Plan or otherwise become ineligible to participate in the Plan. In the event, however, that the Offering Price for the new Offering Period for which I am not enrolled is less than the Offering Price for the Offering Period for which I am currently enrolled, I understand that I will automatically be withdrawn from the current Offering Period and re-enrolled in the new Offering Period unless I notify the Company to the contrary.

REVIEW OF PROSPECTUS I have received a copy of the Company's most recent prospectus which describes the Plan. I understand that my participation is in all respects subject to the terms of the Plan.

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SECTION 8: AUTHORIZATION



Signature of Employee: --------------------------------   Date:---------------